UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2025

STEELCASE INC.

(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 247-2710

None

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 3, 2025, Steelcase Inc., a Michigan corporation (the “Company” or “Steelcase”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) HNI Corporation, an Iowa corporation (“HNI”), (ii) Geranium Merger Sub I, Inc., a Michigan corporation and a direct wholly owned Subsidiary of HNI (“Merger Sub Inc.”), and (iii) Geranium Merger Sub II, LLC, a Michigan limited liability company and a direct wholly owned Subsidiary of HNI (“Merger Sub LLC”).

The Merger Agreement provides, among other things, that, on the terms and subject to the conditions set forth therein (i) Merger Sub Inc. will be merged with and into the Company (the “First Merger”), whereupon the separate existence of Merger Sub Inc. will cease, and the Company will continue as the surviving corporation of the First Merger and a direct wholly owned subsidiary of HNI and (ii) immediately after the First Merger, the Company will be merged with and into Merger Sub LLC (the “Second Merger,” and, together with the First Merger, the “Mergers”), whereupon the separate existence of the Company will cease, and Merger Sub LLC will continue as the surviving entity of the Second Merger and a direct wholly owned subsidiary of HNI.

Merger Consideration

At the effective time of the First Merger (the “First Effective Time”), each share of Class A common stock, no par value, of the Company (the “Company Class A Common Stock”), and each share of Class B common stock, no par value, of the Company (the “Company Class B Common Stock” and, collectively with the Company Class A Common Stock, the “Company Common Stock”), to the extent issued and outstanding immediately prior to the First Effective Time (other than shares of Company Common Stock held directly by HNI, Merger Sub Inc. or Merger Sub LLC) will convert into, at the election of the holder thereof, the right to receive (the consideration such holder elects, subject to adjustment as described below, the “Merger Consideration”): (i) the combination (the “Mixed Consideration”) of (a) 0.2192 shares of HNI common stock, par value $1.00 per share (“HNI Common Stock”), and (b) $7.20 in cash; (ii) an amount of cash (rounded to two decimal places) (the “Cash Consideration”), equal to the sum of (a) $7.20 and (b) the product obtained by multiplying 0.2192 by the volume-weighted average closing price (rounded to four decimal places) of one share of HNI Common Stock on the New York Stock Exchange for the 10 consecutive trading days ending on the second full trading day preceding the First Effective Time (the “HNI Common Stock Reference Price”); or (iii) a number of shares of HNI Common Stock (the “Stock Consideration”) equal to the sum of (a) 0.2192 and (b) the quotient (rounded to four decimal places) obtained by dividing $7.20 by the HNI Common Stock Reference Price, in each case without interest and subject to any required tax withholding. The Merger Consideration to be paid to holders of Company Common Stock who do not make an election will be the Mixed Consideration. The Merger Consideration to be paid to holders of Company Common Stock electing to receive the Cash Consideration or the Stock Consideration in connection with the Mergers is subject, pursuant to the Merger Agreement, to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of HNI Common Stock issued in the Mergers is the same as what would be paid and issued in the aggregate if all holders of Company Common Stock entitled to the Merger Consideration were to receive the Mixed Consideration at the First Effective Time. No fractional shares of HNI Common Stock will be issued in the Mergers, and holders of Company Common Stock will receive cash in lieu of any fractional shares of HNI Common Stock.

Treatment of Company Equity Awards

On the terms and subject to the conditions set forth in the Merger Agreement, at the First Effective Time, each outstanding Company equity and cash-based award will be treated as follows:

•

Restricted Stock Unit Awards. Each Vested Company RSU Award (as defined in the Merger Agreement) will be canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to the Company RSU Award (as defined in the Merger Agreement) immediately prior to the First Effective Time by (B) the Cash Consideration; and each Unvested Company

RSU Award (as defined in the Merger Agreement) will be assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest) and a number of shares of HNI Common Stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Company Common Stock underlying the Unvested Company RSU Award based on an election to receive Mixed Consideration with the same terms and conditions as applied to such Unvested Company RSU Award immediately prior to the First Effective Time.

•

Deferred Restricted Stock Units. Each Company DSU Award (as defined in the Merger Agreement) will be canceled and converted into the right to receive an amount in cash (without interest other than as required pursuant to applicable plan terms and subject to applicable withholding taxes) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to the Company DSU Award immediately prior to the First Effective Time by (B) the Cash Consideration.

•

Performance Unit Awards. Each Company PSU Award (as defined in the Merger Agreement) will be assumed by HNI and converted into a restricted stock unit award that settles in an amount in cash (that accrues interest) and a number of shares of HNI Common Stock (rounded to the nearest whole share) that the holder would have received if the holder would have converted all of the Company Common Stock underlying the Company PSU Award based on an election to receive Mixed Consideration (with the performance-based vesting condition that applied to the Company PSU Award immediately prior to the First Effective Time deemed attained at the performance level determined by the Company board of directors in accordance with the Company’s equity plan based on the Company’s actual performance).

•

Cash-Based Awards. Each Company Cash-Based Award (as defined in the Merger Agreement) will be treated in accordance with the applicable award agreement and the Company’s equity plan (with the performance-based vesting condition that applied to the Company Cash-Based Award immediately prior to the First Effective Time deemed attained at the performance level determined by the Company board of directors in accordance with the Company’s equity plan based on the Company’s actual performance, and accruing interest for the remainder of the performance period.

•	Cash Bonus Opportunity Awards. Each Company CBOA (as defined in the Merger Agreement) will be treated in accordance with the applicable award agreement and the Company’s equity plan.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties of both the Company, on the one hand, and HNI, Merger Sub Inc. and Merger Sub LLC, on the other hand, and the parties have agreed to customary covenants, including, among others, relating to (i) the conduct of the Company’s and HNI’s businesses during the period between the execution of the Merger Agreement and the First Effective Time, (ii) the obligations of each of the Company and HNI to call a meeting of its respective shareholders and (iii) the Company’s and HNI’s respective non-solicitation obligations related to alternative business combination proposals. The Merger Agreement provides for the Company, upon the conversion of shares of Class B Common Stock contemplated by the Pew Voting Agreement, which is described in Item 8.01 of this Current Report on Form 8-K, to take all further actions necessary or desirable to carry out the conversion of all Company Class B Common Stock into Company Class A Common Stock.

Under the Merger Agreement, each of the parties has agreed to use its reasonable best efforts to take such actions and do all things reasonably necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement prior to the Termination Date (as defined below) and to cause the conditions to the Mergers under the Merger Agreement to be satisfied as promptly as reasonably practicable, including using reasonable best efforts to obtain as promptly as reasonably practicable all consents and approvals from any governmental authority or other person that are necessary, proper or advisable in connection with the consummation of the transactions contemplated by the Merger Agreement, subject to certain limitations, including with respect to divestitures and other restrictions, set forth in the Merger Agreement.

Governance

Pursuant to the Merger Agreement, at the First Effective Time, (i) the size of the board of directors of HNI will be increased by two to a total of twelve members and (ii) two members of the Company board of directors will be appointed to the board of directors of HNI.

Conditions to Completing the Mergers

The completion of the Mergers is subject to the satisfaction or waiver of certain customary conditions, including (a) the adoption of the Merger Agreement and the approval of the First Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote thereon (the “Company Shareholder Approval”); (b) approval of the issuance of HNI Common Stock (the “HNI Stock Issuance”) in connection with the Mergers by the votes cast favoring the HNI Stock Issuance exceeding the votes cast opposing the HNI Stock Issuance, in each case, by the holders of the shares of HNI Common Stock, present in person or represented by proxy and entitled to vote (the “HNI Shareholder Approval”); (c) the shares of HNI Common Stock to be issued to holders of Company Common Stock in connection with the Mergers being approved for listing on the NYSE, subject to official notice of issuance; (d) the effectiveness of the registration statement to be filed by HNI with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of the HNI Common Stock to be issued in the Mergers; (e) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the consummation of the Mergers; (f) the absence of an injunction or law prohibiting the Mergers; (g) the accuracy of the parties’ respective representations and warranties, subject to standards of materiality set forth in the Merger Agreement, (h) material compliance by each party with its respective obligations under the Merger Agreement; and (i) the absence of a material adverse effect with respect to each of HNI and the Company.

Termination; Termination Fee

The Merger Agreement includes specified termination rights, including that the Merger Agreement may be terminated (a) by the mutual written consent of each of the Company and HNI; (b) by either the Company or HNI if the consummation of the Mergers does not occur on or before May 4, 2026, subject to an automatic extension for up to three periods of three months under certain circumstances (such date, as may be so extended, the “Termination Date”); (c) by either the Company or HNI if there exists a law or final and nonappealable order prohibiting the Mergers; (d) by either the Company or HNI upon a failure to obtain the Company Shareholder Approval or the HNI Shareholder Approval (in either case after a shareholder meeting is held for such purpose); (e) by either the Company or HNI in the event of a material uncured breach by the other party of its representations, warranties, covenants or other agreements under the Merger Agreement; (f) by the Company, prior to receipt of the Company Shareholder Approval, to enter into a definitive agreement with respect to a Company Superior Proposal (as defined in the Merger Agreement) or by HNI, at any time prior to receipt of the HNI Shareholder Approval, to enter into a definitive agreement with respect to a Parent Superior Proposal (as defined in the Merger Agreement); and (g) by the Company in the event the HNI board of directors makes a Parent Adverse Recommendation Change (as defined in the Merger Agreement) or by HNI in the event the Company board of directors makes a Company Adverse Recommendation Change (as defined in the Merger Agreement). The Merger Agreement provides for the payment by the Company to HNI of a termination fee of $67 million if the Merger Agreement is terminated in specified circumstances, and for payment by HNI to the Company of a termination fee of $71 million or $134 million, as applicable, if the Merger Agreement is terminated in specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Mergers, in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, HNI, Merger Sub Inc. or Merger Sub LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Information concerning the subject matter of representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or HNI’s respective public disclosures.

Letter Agreement

In connection with the execution of the Merger Agreement and the Voting Agreements (as defined below), Mr. Robert C. Pew III on August 3, 2025 entered into a letter agreement with the Company (the “Letter Agreement”) pursuant to which Mr. Pew agreed that he, on behalf of himself and certain affiliate trusts, will take specified actions required by the Pew Voting Agreement (as defined below) to voluntarily convert Company Class B Common Stock to Company Class A Common Stock within 10 business days of the date of such Voting Agreement, pursuant to the Company’s Second Restated Articles of Incorporation, dated as of July 13, 2011, as amended (the “Articles”), in an amount of Company Class B Common Stock necessary to cause the automatic conversion of all Company Class B Common Stock pursuant to the Articles. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

In connection with the execution of the Merger Agreement, HNI on August 3, 2025 entered into a voting and support agreement (each, a “Voting Agreement,” and together, the “Voting Agreements”) with each of (1) Robert C. Pew III and Susan H. Taylor (the “Pew Voting Agreement”) and (2) Jennifer C. Niemann. Each Voting Agreement provides, among other things, that the signatories thereto will cause the shares of Company Common Stock held by the respective shareholder(s) named therein to be voted in favor of the approval and adoption (as applicable) of the Merger Agreement and the transactions contemplated thereby and against specified types of alternative transactions and proposals with respect to the Company. Each Voting Agreement terminates upon the earliest to occur of (i) the First Effective Time, (ii) termination of the Merger Agreement, (iii) certain amendments to the Merger Agreement without the shareholder’s prior consent or (iv) the mutual agreement of the parties thereto. The Pew Voting Agreement requires, within 10 business days of the date of such Voting Agreement, the voluntary conversion of Company Class B Common Stock to Company Class A Common Stock, pursuant to the Articles, in an amount of Company Class B Common Stock necessary to cause the automatic conversion of all Company Class B Common Stock pursuant to the Articles. Under each of the Voting Agreements, the shareholder parties are subject to restrictions on transfers of their shares of Company Common Stock without the prior written consent of HNI and to non-solicitation obligations and related restrictions related to alternative business combination proposals with respect to the Company. As of the date of the Voting Agreements, the Voting Agreements apply to shares of Company Common Stock accounting for approximately 5% of the number and voting power of outstanding shares of Company Common Stock after giving effect to the conversion of all of the outstanding Company Class B Common Stock to Company Class A Common Stock as contemplated by the Pew Voting Agreement. The foregoing description of each Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, by and among Steelcase Inc., HNI Corporation, Geranium Merger Sub I, Inc. and Geranium Merger Sub II, LLC, dated as of August 3, 2025.

Exhibit 99.1	Letter Agreement, between Robert C. Pew III and Steelcase Inc., dated August 3, 2025.

Exhibit 99.2	Voting and Support Agreement, by and among HNI Corporation, Robert C. Pew III and Susan H. Taylor, dated as of August 3, 2025.

Exhibit 99.3	Voting and Support Agreement, by and between HNI Corporation and Jennifer C. Niemann, dated as of August 3, 2025.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

No Offer or Solicitation

This communication is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the transaction between HNI and Steelcase (the “Transaction”), HNI will file with the SEC a Registration Statement on Form S-4 to register the shares of HNI common stock to be issued in connection with the Transaction. The Registration Statement will include a joint proxy statement of HNI and Steelcase that also constitutes a prospectus of HNI. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of HNI and Steelcase.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING HNI, STEELCASE, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by HNI or Steelcase through the website maintained by the SEC at http://www.sec.gov or from HNI at its website, www.hnicorp.com, or from Steelcase at its website, www.steelcase.com (information included on or accessible through either of HNI’s or Steelcase’s website is not incorporated by reference into this communication).

Participants in the Solicitation

HNI, Steelcase, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of HNI and Steelcase and other persons who may be deemed to be participants in the solicitation of proxies in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of HNI and their ownership of HNI common stock is set forth in the definitive proxy statement for HNI’s 2025 Annual Meeting of Shareholders, filed with the SEC on March 11, 2025; in Table I (Information about our Executive Officers) at the end of Part I of HNI’s Annual Report on Form 10 K for the fiscal year ended December 28, 2024, filed with the SEC on February 25, 2025; in HNI’s Current Report on Form 8 K filed with the SEC on June 20, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by HNI’s directors and executive officers; and in other documents filed by HNI with the SEC. Information about the directors and executive officers of Steelcase common stock can be found in Steelcase’s definitive proxy statement in connection with its 2025 Annual Meeting of Shareholders, filed with the SEC on May 28, 2025; under the heading “Supplementary Item. Information About Our Executive Officers” in Steelcase’s Annual Report on Form 10 K for the fiscal year ended February 28, 2025, filed with the SEC on April 18, 2025; in Steelcase’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on July 11, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by Steelcase’s directors and executive officers; and in other documents filed by Steelcase with the SEC. Free copies of the documents referenced in this paragraph may be obtained as described above under the heading “Important Information and Where to Find It.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: August 4, 2025	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer